EXHIBIT 10.1

LEASE PURCHASE AGREEMENT

This Lease Purchase Agreement is entered into this the 9th day of August, 2013, by and between Nelan Advisors Corporation, a British Virgin Islands Corporation located at Trident Trust Company Complex, P.O. Box 146, Road Town, Tortola, British Virgin Islands (“Seller”), and Bison Petroleum, Corp., a Nevada Corporation, located at 2825 E. Cottonwood Park, Suite 503, Salt Lake City, Utah, 84121 (hereinafter “Buyer”).

Recitals

WHEREAS, Seller owns certain oil and gas leases issued by the State of Wyoming that pertain to properties within the State of Wyoming and which are more particularly described in Exhibit A attached hereto and incorporated herein by reference;

WHEREAS, Buyer is the successor in interest to Seller, which is a successor in interest Gas Ventures LLC, which is the current record owner of the oil and gas leases described in Exhibit A; and

WHEREAS, Buyer desires to own and operate these leases,

Agreement

NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION – LEASES PURCHASED

1.1   RECITALS.     All “Recitals” herein are hereby incorporated by this reference.

1.2   ASSETS PURCHASED.     Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement, those certain oil and gas leases, issued by the State of Wyoming, as set forth on Exhibit A (the “Leases”).

1.1

1.2

1.3

1.3    Seller will deliver the Leases at a minimum 80% net revenue interest to Buyer. In other words, “lease burden” on the Leases, of any type or nature whatsoever, whether United States royalties or interests, State of Wyoming royalties or interests, any overriding or reserved royalties, working interests or otherwise, of anyone, including Seller, shall not exceed 20%.

1.4

1.4     All petroleum, hydrocarbons and associated gases produced at and after the assignment of the Leases from Seller to Buyer.

1.5

1.5     The Leases exclude well or lease bonds in place with the State of Wyoming.

SECTION 2 – PURCHASE PRICE FOR LEASES

2.1

 2.1     The purchase price for the Leases shall be the issuance of one million (1,000,000) shares of Buyer’s common stock that are “restricted securities” as defined under United States Securities and Exchange Commission (the “SEC”) Rule 144, and that shall be subject to resale in compliance with the provisions of subparagraph (i) of Rule 144.  Share issuance shall be subject to the satisfaction of all filing and recording requirements required or necessary to transfer the Leases to Buyer as contemplated hereby.

2.2

 2.2     Buyer shall be responsible for all filing and recording fees for the State of Wyoming and relevant county recorder offices.

2.3

 2.3     Buyer is responsible for all rental payments due on the Leases from the date of closing forward. Buyer must give Seller at least 30 days advanced written notice if they will not make rental payments.  If Buyer does not pay any rental payment, then Seller, at its option may pay such rental payment, and shall receive an assignment of those Leases from Buyer, unless Buyer pays such rental payment to Seller within 30 days of written demand to Buyer for such payment. Should Buyer fail to pay following demand or decide not to pay rentals on the Leases, Buyer shall re-assign such unpaid Leases to Seller.

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp

SECTION 3 – REPRESENTATIONS AND WARRANTIES OF SELLER

3.1

3.1     Seller represents and warrants to Buyer as follows:

3.2

3.2     Seller is now and on the date of closing will be a limited liability company duly organized and validly existing and in good standing under the laws of the British Virgin Islands. Seller has all requisite corporate power and authority to own, operate and/or lease the assets, as the case may be, and to carry own its business as now being conducted.

3.3

3.3     The execution, delivery and performance of this Agreement have been duly authorized and approved by the Members and Managers of Seller, and this Agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

3.4

3.4     Seller holds good and marketable title to the Leases, free and clear of liens, pledges, charges or encumbrances, but offers no warranty of title; and free and clear of restrictions on or conditions to transfer or assignment, apart from those found in the United States Code, the Code of Federal Regulations or the State of Wyoming, as applicable, as to onshore federal or state oil and gas leases.

3.5

3.5     Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the Leases being conveyed under this Agreement.

3.6

3.6     Seller acknowledges the following with respect to Buyer and the common stock of Buyer to be issued to Seller:

(a)

Seller understands the speculative nature and the risks of investments associated with Buyer, including that the shares of common stock of Buyer to be received under this Agreement are “restricted securities” as defined in Rule 144 of the SEC and confirms that the Seller is able to bear the risk of the investment in such shares, and that

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp there may not be any public market for the shares acquired hereunder;

(b)

There is no obligation on the part of Buyer to register or seek an exemption under any federal and/or state securities laws, rules or regulations for any sale or transfer of such shares by Seller, and Seller is solely responsible for determining the status, in Seller’s hands, of such shares acquired hereunder in this private transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of such shares;

(c)

Seller has had the opportunity to ask questions of Buyer and receive additional information about Buyer, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of the acquisition of such shares, including access to all reports and registration statements filed by Buyer with the SEC, which reflect, among other matters, that the Company is a “shell company” as defined in SEC Rule 12b-2. Further, Seller has been given an opportunity to question Buyer and the directors and officers of Buyer and receive related documentation regarding Buyer and this private acquisition of such shares.

(d)

Seller has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by such shares, including familiarity with previous private and public purchases of speculative and “restricted securities,” and that Seller is fully capable of evaluating the merits and risks associated with the acquisition of such shares;

(e)

In evaluating the merits of the acquisition of such shares, Seller has relied solely on the Seller’s own investigation concerning Buyer and has not relied upon any representations provided by Buyer;

(f)

Seller is able to pay the Seller’s debts as they become due, and Seller (a) is

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp not currently insolvent; (b) has made no general or other assignment for the benefit of creditors; and (c) is not party to any material proceeding that would have an adverse effect on the Seller’s assets; and

(g)

The funds that Seller utilized to purchase the Leases were lawful funds of Seller that were earned or acquired by or paid to Seller for lawful purposes.

3.7

3.7     None of the representations or warranties of Seller contains or will contain any untrue statements of a material fact or omit or to state a material fact necessary in order to make the statements in this Agreement not misleading.

SECTION 4 – REPRESENTATIONS OF BUYER

4.1

4.1     Buyer represents and warrants as follows:

4.2

4.2     Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.  Buyer has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

4.3

4.3     The execution, delivery and performance of this Agreement have been duly authorized and approved by the Board of Directors, and this Agreement constitutes a valid and binding agreement of Buyer in accordance with its terms.

4.4

4.4     None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or to state a material fact necessary in order to make the statements in this Agreement not misleading.

SECTION 5 – CLOSING

5.1

5.1     TIME AND PLACE. This Agreement shall be closed at the offices of Nelan Advisors Corporation, on August ___, 2013, or such other date as the parties may agree in writing. If the closing has not occurred on or before the close of business on August 16,

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp

2013, then either party may elect to terminate this Agreement.

5.2

5.2     The party with a right to terminate this Agreement pursuant to Section 5.1 shall not be bound to exercise such right, and its failure to exercise such right shall not constitute a waiver of any other right it may have under this Agreement, including but not limited to remedies for breach of a representation, warranty or covenant.

5.3

 5.3     Prior to closing, Buyer had an opportunity to conduct a field inspection and a title examination of relevant leasehold records at the Wyoming State Lands & Investments office in Cheyenne, Wyoming regarding the Leases.

SECTION 6 – MISCELLANEOUS

6.1

 6.1     The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

6.2

 6.2     Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at their location listed above.

6.3

 6.3     All notices and other communications shall be deemed to be given at the expiration of three (3) days after the date of mailing.  Buyer must send a copy of all notices to Nelan Advisors Corporation, Trident Trust Company Complex, P.O. Box 146, Road Town, Tortola, British Virgin Islands. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties.

6.4

 6.4     In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party or parties for all costs and expenses reasonably incurred by the non-defaulting party or parties in connection with the default, including without limitation attorney fees.  Additionally, in the event a suit or action is filed to enforce this Agreement or

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at the trial level and on appeal.

6.5

6.5     No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

6.6

6.6     This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Nevada. The state and federal courts of the State of Nevada shall have sole jurisdiction.

6.7

6.7     This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp

WITNESS the signatures of the parties this the 9th day of August, 2013.

NELAN ADVISORS CORPORATION.

BISON PETROLEUM, CORP.

/s/ _________________________________________                       /s/ Antonio Martinez-Guzman___________________

President

Antonio Martinez-Guzman, President

LeasePurchaseAgreement betweenNelan Advisors Corporation and Bison Petroleum Corp

Exhibit 'A'

Attached to ____________ Letter Purchase Agreement between ____________ and Gas Ventures LLC, dated _______

Lease #	County	Lessor	Lessee	Legal Description	Effective Lease Date	Lease Expration Date	Gross Acres
#10-00691	Park	State of Wyoming	GAS Ventures LLC	T48N, 103W Sec 36: ALL	8/2/2010	8/1/2015	640.00
#08-00521	Park	State of Wyoming	GAS Ventures LLC	T49N, R101W Lot 41 (formerly N2:N2S2 Sec 28)	10/2/2008	10/1/2013	480.00
#08-00522	Park	State of Wyoming	GAS Ventures LLC	T49N, R101W Lot 40 (formerly E2NE:NESE Sec 29) Lot 42 A-B:D-E:G-L (formerly E2E2:NW:N2SW Sec 27)	10/2/2008	10/1/2013	520.00
#08-00523	Park	State of Wyoming	GAS Ventures LLC	T49N, R101W Lot 54 (formerly S2SW Sec 22) Lot 59 (formerly E2E2 Sec 20)	10/2/2008	10/1/2013	240.00
#08-00524	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W Lot 37 (formerly all sec 36)	10/2/2008	10/1/2013	640.00
#08-00525	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W Lot 52 (formerly all sec 28)	10/2/2008	10/1/2013	640.00
#08-00526	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W Lot 62 (formerly all sec 29)	10/2/2008	10/1/2013	640.00
#08-00527	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W Lot 65 A-H (formerly S2 sec 20)	10/2/2008	10/1/2013	320.00
#08-00528	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W Lot 78 (formerly NW:S2 sec 32)	10/2/2008	10/1/2013	480.00
#08-00529	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W NENE: lot 1 Sec 28	10/2/2008	10/1/2013	66.15
#08-00530	Park	State of Wyoming	GAS Ventures LLC	T49N, R102W Lot 3, 4 Sec 34	10/2/2008	10/1/2013	50.93
#10-00689	Park	State of Wyoming	GAS Ventures LLC	T49N, R101W Lot 56 (formerly Sec 22: NE, NENW)	8/2/2010	8/1/2015	200.00
						Total Gross Acres, More or Less	**4917.08**